SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 9, 2003
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                       0-3683                            64-0471500
(State or other              (Commission File Number)              (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 208-5111
              (Registrant's telephone number, including area code)

Item 5.    Other Events
On December 9, 2003, Trustmark Corporation (NASDAQ:TRMK) and Allied Houston Bank, Houston, Texas, announced the signing of a definitive Branch Purchase and Assumption Agreement pursuant to which Trustmark National Bank will acquire five branches of Allied Houston Bank serving the greater Houston market for a $10 million deposit premium.

The Agreement contemplates the assumption of selected deposit accounts of approximately $160 million, the purchase of selected loan accounts of approximately $158 million and the operation of five Allied Houston Bank branch locations. At November 30, 2003, Allied Houston Bank deposits and loans totaled approximately $198 million and $178 million, respectively. The proposed transaction, which is subject to approval by regulatory authorities and Allied Houston shareholders, is expected to close during the first quarter of 2004.

Richard G. Hickson, Chairman and CEO of Trustmark, stated, "We are delighted to expand the Trustmark franchise into the dynamic Houston market. The associates of Allied Houston Bank share our dedication to providing superior customer satisfaction. The customers of these branches and the demographics of this market represent an outstanding opportunity for Trustmark. We look forward to growing our franchise in this most desirable market."

George R. Farish, Chairman of Allied Houston Bank, commented, "This is a significant transaction for Allied Houston Bank and our shareholders. Trustmark will be gaining five excellent branch locations with outstanding employees and a solid customer base."

In order to facilitate its entry into Texas, Trustmark has signed a definitive agreement to acquire an existing Texas state bank charter from an unrelated party. The merger of the Texas state bank charter into Trustmark National Bank will provide Trustmark the authority to conduct business throughout Texas. Trustmark will not be acquiring any loans or deposits as part of the charter acquisition, which is subject to regulatory approval and expected to be completed early in the first quarter of 2004.

Trustmark is a financial services company providing banking and financial solutions through over 140 offices and 2,350 associates in Mississippi, Tennessee and Florida. For additional information, visit Trustmark's web site at www.trustmark.com

Forward Looking Statements by Trustmark  Corporation
This press release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement in this press release encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein, as well as the management assumptions underlying those forward-looking statements. Factors that might cause future results to differ from such forward-looking statements are described in Trustmark's filings with the Securities and Exchange Commission. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments, or otherwise.

Trustmark's investor contact is Zach Wasson, Executive Vice President and Chief Financial Officer (601-208-6816). Trustmark's media contact is Gray Wiggers, Senior Vice President (601-208-5942).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:       /s/ Louis E. Greer
          ------------------
          Louis E. Greer
          Chief Accounting Officer

DATE:     December 9, 2003